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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                  FORM 8-K/A-2

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 18, 1997



                              IMCO RECYCLING INC.
             (Exact name of registrant as specified in its charter)




                  DELAWARE                          1-7170                           75-2008280
        (State or other jurisdiction              (Commission                      (IRS Employer
             of incorporation)                    File Number)                   Identification No.)


                      5215 NORTH O'CONNOR BLVD., SUITE 940
                        CENTRAL TOWER AT WILLIAMS SQUARE
                              IRVING, TEXAS 75039
                             (Address of principal
                               executive offices)

                                 (972) 869-6575
              (Registrant's telephone number, including area code)

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         With respect to each contract, agreement or other document referred to herein and filed with the Securities and Exchange Commission as an exhibit to this report, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On November 14, 1997, IMCO Recycling Inc. (the "Company"), in a privately-negotiated transaction (the "Alchem Acquisition"), completed its acquisition of Alchem Aluminum, Inc. ("Alchem"). The acquisition was accomplished by a statutory merger of Alchem with and into a wholly-owned subsidiary of the Company. Contemporaneously with the effectiveness of the merger, the Company's subsidiary changed its corporate name to "Alchem Aluminum, Inc." The consideration for the acquisition by the Company was the issuance of 1,208,339 shares of common stock, $0.10 par value per share ("Common Stock") of the Company, and the payment of an aggregate of $9,647,369 in cash, to the former Alchem shareholders in accordance with the terms of the Agreement and Plan of Merger dated as of November 14, 1997 (the "Merger Agreement"), by and among the Company, IMCO Recycling of Coldwater Inc., Alchem and the shareholders of Alchem. The issuance of the Common Stock was effected in a transaction exempt from registration pursuant to the provisions of Section 4(2) under the Securities Act of 1933. The amount of cash paid was determined by deducting from $26,250,000, the aggregate amount of Alchem's obligations for borrowed money outstanding as of October 31, 1997, in accordance with the terms of the Merger Agreement. The Merger Agreement also contemplates certain post-closing adjustments to the merger terms based upon Alchem's working capital as of October 31, 1997. The terms of the Alchem Acquisition were determined pursuant to arms'-length negotiations between the parties. The closing price of the Common Stock on the New York Stock Exchange on November 14, 1997 was $17-15/16 per share.

Up to 250,000 shares of Common Stock will be held in escrow by the Company for a period of up to five years from the closing date as potential recourse for the Company for breaches by Alchem and the Alchem shareholders of representations and covenants contained in the Merger Agreement; shares may be released from escrow during the escrow term upon the occurrence of a "change in control" of the Company or upon payment into escrow by the former Alchem shareholder(s) of cash or other property having a value equal to the "market price" (as defined in the escrow agreement) of such shares to be released. In addition, the Merger Agreement provides that all shares of Common Stock issued in connection with the Alchem Acquisition are contractually restricted from resale for periods of up to three years. Pursuant to the terms of the Merger Agreement, up to an aggregate of 350,000 shares of Common Stock may be transferred by the former Alchem shareholders after that date which is one year from the closing date, up to an additional 350,000 shares may be transferred after that date which is two years from the closing date and the remaining shares may be transferred after that date which is three years after the closing date (except, in each case, the shares of Common Stock remaining on deposit in escrow).

The Company also granted registration rights to each of the Alchem shareholders pursuant to a Registration Rights Agreement dated as of November 14, 1997 (the "Registration Rights Agreement"). The Registration Rights Agreement grants piggyback registration rights, which allow the Alchem shareholders to participate in underwritten public offerings initiated by the Company after January 1, 1998, subject to certain limitations and conditions set forth therein. In addition, the Registration Rights Agreement grants the Alchem shareholders one demand registration commencing after the third anniversary of the closing date, subject to certain limitations and conditions set forth therein. Under the terms of the Registration Rights Agreement, the ability of any Alchem shareholder to exercise the rights granted thereunder is expressly subordinate in all respects and subject to the rights granted by the Company pursuant to that certain Amended and Restated Registration Rights Agreement entered into between the Company and certain Existing Holders (as defined therein) on September 30, 1988.





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Alchem is a producer of specification aluminum alloys for automotive manufacturers and their suppliers and has operated its facility located in Coldwater, Michigan since 1972. The Company presently intends to continue the business of Alchem in substantially the same manner as it was conducted prior to the Alchem Acquisition. Alchem and the Company have been operating under a joint venture agreement entered into in October 1995 to construct and operate an aluminum recycling plant adjacent to Alchem's processing facility in Coldwater. This facility began operating in February 1997 and reached full capacity in October 1997. Alchem's facility has an annual melting capacity of 180 million pounds; the joint venture facility with the Company has an annual capacity of 150 million pounds.

It is expected that the Alchem Acquisition will permit the Company to increase its participation in the automotive industry, broaden its customer base and expand its product range to include specification alloys. The Company estimates that, after giving effect to the Alchem Acquisition, approximately 30% of the Company's annual domestic capacity will be supplied to the transportation sector. As of the close of business on November 14, 1997, William Warshauer, the former principal shareholder of Alchem, beneficially owned 1,102,660 shares of Common Stock, or 6.7% of the outstanding shares of Common Stock as of that date.

In connection with the Alchem Acquisition, the Company also paid approximately $15,500,715 in extinguishment of outstanding indebtedness of Alchem and assumed $1,440,000 of indebtedness of Alchem related to outstanding revenue bonds. In order to fund the repayment of such Alchem debt in connection with the Alchem Acquisition and to fund the cash portion of the merger consideration for Alchem, as well as increase the limits of its working capital facility, on November 5, 1997, the Company amended and restated its senior credit facilities with its senior lenders, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated as arranger and syndication agent, and Texas Commerce Bank National Association as administrative agent for the lenders, pursuant to the terms of an Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement permitted the Company to fund the Alchem Acquisition and consolidated the Company's outstanding indebtedness under the facility into a reducing revolving credit facility. The maximum amount available for borrowings under the amended and restated credit facility was increased from $125,000,000 to $200,000,000. In addition, up to $12,000,000 of borrowings available under the Amended and Restated Credit Agreement may be used, as needed, by the Company for letters of credit. Indebtedness under the Amended and Restated Credit Agreement will mature in December 2003. The agreement provides that the maximum amount of commitments under the facility will be reduced on an annual basis beginning in December 1999, so that by December 31, 2002, the maximum amount of aggregate commitments under the facility may not exceed $100,000,000. Outstanding indebtedness under the Amended and Restated Credit Agreement will bear interest, at the Company's option, at fluctuating interest rates based upon an alternative base rate (which may be the prime rate) or a rate based upon the applicable LIBOR rate plus a credit margin based upon the Company's ratio of debt to total capitalization. In addition, the Company must pay a commitment fee for unborrowed amounts available under the reducing revolving facility, initially in the amount of 0.30% of the aggregate nonutilized revolving credit commitments, and after March 31, 1998, an amount based upon the Company's ratio of debt to total capitalization. As of November 17, 1997, $89,225,000 of indebtedness under the Amended and Restated Credit Agreement was outstanding.

The amended and restated credit facilities are secured by a first lien mortgage and security interest on seven plant facilities owned by the Company, as well as security interests in equipment, accounts receivable, inventories and certain intellectual property and general intangibles. The facilities are additionally secured by a pledge of the capital stock and equity interests of substantially all of the Company's wholly-owned subsidiaries and certain joint ventures in which the Company is directly or indirectly a joint venturer. Additionally, substantially all of the Company's wholly-owned subsidiaries have guaranteed the Company's obligations under the credit facilities. The Amended and Restated Credit Agreement provides that if (i) the Company's senior unsecured long-term indebtedness for borrowed money is rated at least BBB- or Baaa3, or (ii) during four consecutive fiscal quarters the Company's leverage ratio and debt to capitalization ratio meet





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certain requirements, then the lenders' liens in the collateral may be released upon the request and at the expense of the Company.

The Amended and Restated Credit Agreement contains certain covenants, representations and warranties by the Company and its subsidiary guarantors, including (i) limitations on the ability to dispose of assets of the Company and its subsidiaries or equity interests of subsidiaries, (ii) limitations on acquisitions of unaffiliated businesses other than certain scheduled specified transactions, and additional unscheduled acquisitions not to exceed $75 million in the aggregate (excluding the Alchem Acquisition), (iii) restrictions on liens and indebtedness permitted to be incurred or assumed by the Company and its subsidiaries, except as otherwise scheduled or permitted under the Amended and Restated Credit Agreement, and (iv) restrictions on investments by the Company and its subsidiaries.

The Amended and Restated Credit Agreement also contains limitations on the Company's ability to declare and pay dividends in cash or property; however, if there is no default under the agreement, then the Company is permitted to make cash dividend payments in an aggregate amount of up to $4 million in 1997, $5 million in 1998, $6 million in 1999 and in 2000, and $8 million in any year thereafter. No assurances can be given as to future levels of dividends, if any, which may be declared and paid; decisions concerning the declaration and payment of dividends are made by the Company's Board of Directors and will be based upon the Company's level of earnings, cash flow, financial requirements, and economic and business conditions then prevailing, as well as other relevant factors. The Amended and Restated Credit Agreement further contains provisions restricting the amount of capital expenditures that the Company and its subsidiaries may make in any fiscal year ($38 million in fiscal 1997, excluding the Alchem Acquisition, and $35 million for each fiscal year thereafter, not including the Alchem Acquisition and certain other permitted acquisitions). Finally, the agreement requires the Company to maintain and comply with certain financial covenants and ratios, including a maximum debt to capitalization ratio, a minimum interest coverage ratio and a covenant requiring that certain minimum net worth amounts be maintained.

The Company will account for the Alchem Acquisition using the purchase method for financial accounting purposes.


CAUTIONARY STATEMENT FOR PURPOSES OF FORWARD-LOOKING STATEMENTS

Certain information contained in this Item 2. of this Current Report on Form 8-K may be deemed to be forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934 and is subject to the "Safe Harbor" provisions of that section. This information includes, without limitation, statements concerning the expected effects of the Alchem Acquisition, percentages of capacity supplying the transportation sector and future dividends. These statements are based on current expectations and involve a number of risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

When used in this report, the words "anticipate," "estimate," "expect," "may," "project" and similar expressions are intended to be among the statements that identify forward-looking statements. Important factors which could affect the Company's actual results and cause actual results to differ materially from those results which might be projected, forecast or estimated by the Company in such forward-looking statements include, but are not limited to, the following: conditions or developments in the business and prospects concerning Alchem and the Company and the future mix of business at the Company's various facilities, the growth of the use of aluminum in automotive products, U.S. demand for automotive products, and future revenues, net earnings, cash flows, capital expenditures, demands on the Company's liquidity, and other factors affecting the amount and timing of dividends. The foregoing review of factors should not be construed as exhaustive. Additional





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factors that could cause actual results to differ materially from those contemplated in the forward-looking statements contained in this Current Report on Form 8-K may be found in the Company's Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 1997, under Item 2.- "Management's Discussion and Analysis of Financial Condition and Results of Operation" as filed with the Securities and Exchange Commission.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)     Financial Statements of Businesses Acquired:

                 AT THIS TIME IT IS IMPRACTICABLE TO PROVIDE THE REQUIRED CONSOLIDATED FINANCIAL STATEMENTS FOR ALCHEM ALUMINUM, INC.; THEREFORE, THE REQUIRED FINANCIAL STATEMENTS WILL BE FILED WITH THE COMMISSION NO LATER THAN JANUARY 27, 1998.

         (b)     Pro Forma Financial Information:

                 AT THIS TIME IT IS IMPRACTICABLE TO PROVIDE THE REQUIRED PRO FORMA FINANCIAL INFORMATION REQUIRED PURSUANT TO ARTICLE 11 OF REGULATION S-X; THEREFORE, ALL REQUIRED PRO FORMA FINANCIAL INFORMATION WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION NO LATER THAN JANUARY 27, 1998.


         (c)     Exhibits:

                 **10.1 Letter of Intent dated September 15, 1997, by and between the Company and Alchem.

                 **10.2   Amendment to Letter of Intent dated September 29,
                          1997.

                  *10.3 Agreement and Plan of Merger by and among the Company, IMCO Recycling of Coldwater Inc., Alchem Aluminum, Inc. and the Shareholders of Alchem Aluminum dated November 14, 1997.

                  *10.4 Registration Rights Agreement by and among the Company and the Shareholders of Alchem dated November 14, 1997.

                ***10.5 Amended and Restated Credit Agreement by and among the Company, the Subsidiary Guarantors named therein, the Lenders thereunder, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as arranger and syndication agent, and Texas Commerce Bank National Association, as administrative agent, dated November 5, 1997 (filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 and incorporated herein by reference).

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*        Filed herewith
**       Previously Filed in this Current Report on Form 8-K
*** Previously Filed in another Report Filed with the Securities and Exchange Commission




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        IMCO RECYCLING INC.
                                        ("Registrant")


                                        /s/ ROBERT R. HOLIAN
Date:  November 19, 1997                ----------------------------
                                        Robert R. Holian
                                        Vice President and Controller





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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER
------
  **10.1     Letter of Intent dated September 15, 1997, by and between the Company and Alchem.

  **10.2     Amendment to Letter of Intent dated September 29, 1997.

   *10.3     Agreement and Plan of Merger by and among the Company, IMCO Recycling of Coldwater Inc., Alchem Aluminum,
             Inc. and the Shareholders of Alchem Aluminum dated November 14, 1997.

   *10.4     Registration Rights Agreement by and among the Company and the Shareholders of Alchem dated November 14,
             1997.

 ***10.5     Amended and Restated Credit Agreement by and among the Company, the Subsidiary Guarantors named therein, the Lenders thereunder, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as arranger and syndication agent, and Texas Commerce Bank National Association, as administrative agent, dated
             November 5, 1997 (filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 and incorporated herein by reference).

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*        Filed herewith
**       Previously Filed in this Current Report on Form 8-K
*** Previously Filed in another Report Filed with the Securities and Exchange Commission